Exhibit 99.1

MONARCH FINANCIAL REPORTS FIRST

QUARTER FINANCIAL PERFORMANCE

Chesapeake, VA, April 24, 2014 - Monarch Financial Holdings, Inc. (Nasdaq: MNRK), the bank holding company for Monarch Bank, reported first quarter profitability and continued strong performance. First quarter 2014 highlights are:

•	1st quarter net income of $2,537,265

•	Return on Equity of 10.46%

•	Return on Assets of 1.06%

•	Basic earnings per share of $0.24

•	Non-performing assets at 0.27% of total assets

•	$271 million in mortgage loans closed

“We are extremely pleased with our first quarter results. Efforts to manage our expenses and structure the company for the future resulted in improved profitability from the previous two quarters with slightly less top line revenue, a nice accomplishment. Solid bank and mortgage loan closings, non-existent credit costs, expense control, and a strong net interest margin continued to drive our bottom line results.” stated Brad E. Schwartz, Chief Executive Officer. “In April we celebrate Monarch’s 15th anniversary, in May we open our new Williamsburg banking, mortgage and private wealth office, and we are working on several other initiatives that will further our goal of remaining the top performing community bank in our market.”

Net income was $2,537,265 for the first quarter of 2014, up from the previous two quarters but down from the record first quarter of 2013. The quarterly annualized return on average equity (ROE) was 10.46%, and the quarterly return on average assets (ROA) was 1.06%. Quarterly diluted earnings per share were $0.24, compared to $0.21 in the previous quarter and $0.33 in the same quarter in 2013.

Total assets at March 31, 2014 were $1.0 billion, with both loans and deposits showing nominal net growth since year-end 2013. Declines in our loans held for sale portfolio due to lower mortgage loan closings were offset on a quarterly and annual basis by growth in loans held for investment, investment securities, interest bearing bank balances, and federal funds balances. We anticipate much of this excess liquidity will be utilized to fund the spring and summer residential mortgage closing season based on growing mortgage loan applications, improvements in the weather, and continued favorable market loan rates. Funding continues to shift to a higher level of demand deposits and money market accounts, with 31% of our total deposits now in demand deposits. Our funding mix should enhance the net interest margin when rates are predicted to rise in the next 12-24 months.

“We continue to attract top quality clients with loan growth over the past year in commercial, construction, commercial real estate, and mortgage loans. Our loan pipeline is robust and we are excited about the growth prospects at our new Williamsburg and Newport News locations.” stated Neal Crawford, President of Monarch Bank.

Non-performing assets to total assets were 0.27%, which remains significantly below that of our local, state, and national peer group. Non-performing assets were $2.8 million which was down from $3.5 million or 0.33% of total assets one year prior. Non-performing assets were comprised of $1.7 million in non-accrual loans, $759 thousand in loans more than 90 days past due, and $302 thousand in one foreclosed property. Net recoveries for the quarter were $152 thousand and the allowance for loan losses represents 1.29% of loans held for investment and 372% of non-performing loans.

Capital strength continues to grow by all measures. Average equity to average assets improved to 10.13%, up from 8.00% one year prior. Total risk-based capital to risk weighted assets at Monarch Bank equaled 14.27%, significantly higher than the required level to meet the highest rating of “Well Capitalized” by federal banking regulators. Monarch was again awarded the highest 5-Star “Superior” rating by Bauer Financial, an independent third-party bank rating agency that rates banks on safety and soundness.

Net interest income, our number one driver of profitability, declined 9.1% or $953 thousand during the first quarter of 2014 compared to the same quarter in 2013 driven by reduced balances of mortgage loans held for sale. Mortgage loans held for sale interest income declined $1.9 million compared to the first quarter of 2013, which was partially offset by growth in loans held for investment interest income and a reduction in funding costs. The net interest margin increased to 4.25% for the first quarter, which was up from the previous quarter of 4.13% and from the first quarter of 2013 of 4.12%. The lower average volume of mortgage loans held for sale and the repayment of a discounted loan were the primary reason for the increased net interest margin.

Non-interest income declined 22.5% or $3.9 million from the previous year driven by reduced revenues from mortgage loans sold and related title insurance fees. Investment revenue more than doubled compared to the previous year due to the recent formation of Monarch Bank Private Wealth. Mortgage revenue continues to be the number one driver of non-interest income. We closed $271 million in mortgage loans (81% purchase) during the first quarter of 2014 compared to $542 million (43% purchase) in the first quarter of 2013, and $350 million (80% purchase) in the fourth quarter of 2013.

“All of our efforts over the past several months paid off in the first quarter, despite the multitude of snow storms that hit Washington, Richmond, Hampton Roads and even Charlotte. Our long-term focus has always been on purchase mortgage lending, with 81% of the loans closed in the first quarter of 2014 used to purchase homes.” stated William T. Morrison, CEO of Monarch Mortgage. “Our pipeline is strong and we expect the traditional spring and summer sales cycle to return this year. Based on our application volume we anticipate an increase in loan closings going forward.”

Total non-interest expenses declined 14.2% or $3.1 million during the first quarter due to reduced commissions and loan expenses. Net overhead, the difference between non-interest income and non-interest expense, increased $758 thousand driven by higher occupancy expenses and technology costs. The company is currently reviewing all physical locations to determine if any enhancements need to be made to improve operating efficiency.

Monarch Financial Holdings, Inc. is the one-bank holding company for Monarch Bank. Monarch Bank is a community bank with eleven banking offices in Chesapeake, Virginia Beach, Norfolk, Suffolk, and Williamsburg, Virginia. OBX Bank, a division of Monarch Bank, operates offices in Kitty Hawk and Nags Head, North Carolina. Monarch Mortgage and our affiliated mortgage companies have over thirty offices with locations in Virginia, North Carolina, Maryland, and South Carolina. Our subsidiaries/ divisions include Monarch Bank, OBX Bank, Monarch Mortgage (secondary mortgage origination), OBX Bank Mortgage (secondary mortgage origination), Coastal Home Mortgage, LLC (secondary mortgage origination), Regional Home Mortgage, LLC (secondary mortgage origination), Monarch Bank Private Wealth (investment, trust, planning and private banking), Monarch Investments (investment and insurance solutions), Real Estate Security Agency, LLC (title agency) and Monarch Capital, LLC (commercial mortgage brokerage). The shares of common stock of Monarch Financial Holdings, Inc. are publicly traded on the Nasdaq Capital Market under the symbol “MNRK”.

This press release may contain “forward-looking statements,” within the meaning of federal securities laws that involve significant risks and uncertainties. Statements herein are based on certain assumptions and analyses by the Company and are factors it believes are appropriate in the circumstances. Actual results could differ materially from those contained in or implied by such statements for a variety of reasons including, but not limited to: changes in interest rates; changes in accounting principles, policies, or guidelines; significant changes in the economic scenario: significant changes in regulatory requirements; and significant changes in securities markets. Consequently, all forward-looking statements made herein are qualified by these cautionary statements and the cautionary language in the Company’s most recent Form 10-K and 10-Q reports and other documents filed with the Securities and Exchange Commission. The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

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Contact:            Brad E. Schwartz – (757) 389-5111, www.monarchbank.com

Consolidated Balance Sheets

Monarch Financial Holdings, Inc. and Subsidiaries

(In thousands)

Unaudited

	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013
ASSETS:
Cash and due from banks	$18,510	$18,971	$21,016	$19,050	$17,414
Interest bearing bank balances	37,033	31,955	24,504	15,195	14,099
Federal funds sold	84,232	53,985	83,454	56,972	21,937

Investment securities, at fair value	23,197	48,822	16,973	16,573	16,493

Loans held for sale	92,839	99,718	120,435	166,586	242,457

Loans held for investment, net of unearned income	715,088	712,671	697,541	697,376	692,410
Less: allowance for loan losses	(9,213)	(9,061)	(11,228)	(11,320)	(10,788)

Net loans	705,875	703,610	686,313	686,056	681,622

Bank premises and equipment, net	29,902	28,882	28,454	28,101	27,507
Restricted equity securities, at cost	3,156	3,683	3,666	3,792	3,781
Bank owned life insurance	7,467	7,409	7,351	7,290	7,231
Goodwill	775	775	775	775	775
Intangible assets, net	60	104	149	194	238
Accrued interest receivable and other assets	19,673	18,786	18,857	20,815	21,421

Total assets	$1,022,719	$1,016,700	$1,011,947	$1,021,399	$1,054,975

LIABILITIES:
Demand deposits - non-interest bearing	$221,357	$206,891	$222,079	$218,880	$201,346
Demand deposits - interest bearing	55,949	55,528	48,244	52,101	57,074
Money market deposits	367,590	374,462	364,488	341,042	332,305
Savings deposits	24,327	22,137	22,665	22,172	23,579
Time deposits	224,947	234,100	228,652	264,491	317,181

Total deposits	894,170	893,118	886,128	898,686	931,485

FHLB borrowings	1,150	1,175	1,200	1,225	1,250
Short Term borrowings	—	—	—	—	5,000
Trust preferred subordinated debt	10,000	10,000	10,000	10,000	10,000
Accrued interest payable and other liabilities	17,422	14,661	17,855	16,733	14,894

Total liabilities	922,742	918,954	915,183	926,644	962,629

STOCKHOLDERS’ EQUITY:
Common stock	51,584	51,432	51,230	50,873	50,821
Capital in excess of par value	7,357	7,069	6,755	6,521	6,300
Retained earnings	41,232	39,437	38,014	36,233	33,790
Accumulated other comprehensive loss	(314)	(419)	(406)	(480)	(174)

Total Monarch Financial Holdings, Inc. stockholders’ equity	99,859	97,519	95,593	93,147	90,737
Noncontrolling interest	118	227	1,171	1,608	1,609

Total equity	99,977	97,746	96,764	94,755	92,346

Total liabilities and stockholders’ equity	$1,022,719	$1,016,700	$1,011,947	$1,021,399	$1,054,975

Preferred shares outstanding at period end	—	—	—	—	—
Common shares outstanding at period end	10,619,444	10,502,323	10,480,023	10,408,544	10,398,073

Nonvested shares of common stock included in commons shares outstanding	302,710	215,960	233,960	233,960	233,960

Book value per common share at period end (1)	$9.40	$9.29	$9.12	$8.95	$8.73
Tangible book value per common share at period end (2)	$9.33	$9.20	$9.03	$8.86	$8.63
Closing market price	$12.26	$12.31	$11.72	$10.83	$10.61

Total risk based capital - Consolidated company	14.30%	13.91%	13.68%	13.46%	13.21%
Total risk based capital - Bank	14.27%	13.95%	13.83%	13.66%	13.94%

(1)	Book value per common share is defined as stockholders’ equity divided by common shares outstanding.
(2)	Tangible book value per common share is defined as stockholders’ equity less goodwill and other intangibles divided by commons shares outstanding

Consolidated Statements of Income

Monarch Financial Holdings, Inc. and Subsidiaries

Unaudited

	Three Months Ended March 31,
	2014	2013
INTEREST INCOME:
Interest on federal funds sold	$40,378	$5,158
Interest on other bank accounts	36,032	8,142
Dividends on equity securities	30,000	74,435
Interest on investment securities	76,049	57,569
Interest on loans held for sale	772,732	2,733,572
Interest and fees on loans held for investment	9,478,892	8,974,994

Total interest income	10,434,083	11,853,870

INTEREST EXPENSE:
Interest on deposits	834,413	1,029,462
Interest on trust preferred subordinated debt	122,337	119,042
Interest on other borrowings	14,362	289,178

Total interest expense	971,112	1,437,682

NET INTEREST INCOME	9,462,971	10,416,188
PROVISION FOR LOAN LOSSES	—	—

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	9,462,971	10,416,188

NON-INTEREST INCOME:
Mortgage banking income	12,202,162	16,165,936
Service charges and fees	470,212	451,154
Title income	105,034	254,351
Investment and insurance income	445,472	206,936
Other income	85,771	102,641

Total non-interest income	13,308,651	17,181,018

NON-INTEREST EXPENSE:
Salaries and employee benefits	8,271,561	8,205,075
Commissions and incentives	4,010,965	7,065,476
Occupancy and equipment	2,276,703	1,866,518
Loan expense	1,363,141	1,830,437
Marketing expense	521,841	512,958
Data processing	479,278	400,958
Telephone	311,137	254,924
Other expenses	1,512,007	1,724,275

Total non-interest expense	18,746,633	21,860,621

INCOME BEFORE TAXES	4,024,989	5,736,585

Income tax provision	(1,471,240)	(1,993,553)

NET INCOME	2,553,749	3,743,032

Less: Net income attributable to noncontrolling interest	(16,484)	(284,903)

NET INCOME ATTRIBUTABLE TO MONARCH FINANCIAL HOLDINGS, INC	$2,537,265	$3,458,129

NET INCOME PER COMMON SHARE:

Basic	$0.24	$0.37
Diluted	$0.24	$0.33

Weighted average basic shares outstanding	10,572,435	9,300,760
Weighted average diluted shares outstanding	10,613,452	10,451,897

Return on average assets	1.06%	1.27%
Return on average stockholders’ equity	10.46%	15.86%

Financial Highlights

Monarch Financial Holdings, Inc. and Subsidiaries

	For the Quarter Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in thousands, except per share data)	2014	2013	2013	2013	2013
EARNINGS
Interest income	$10,434	$10,677	$10,842	$10,976	$11,854
Interest expense	(971)	(1,044)	(1,121)	(1,184)	(1,438)

Net interest income	9,463	9,633	9,721	9,792	10,416
Provision for loan losses	—	—	—	—	—
Noninterest income - mortgage banking income	12,202	13,277	15,657	20,572	16,166
Noninterest income - other	1,106	1,075	1,018	1,102	1,015
Noninterest expense	(18,747)	(20,562)	(22,315)	(26,173)	(21,861)

Pre-tax net income	4,024	3,423	4,081	5,293	5,736
Minority interest in net income	(16)	(87)	(255)	(428)	(285)
Income taxes	(1,471)	(1,179)	(1,416)	(1,798)	(1,993)

Net income	$2,537	$2,157	$2,410	$3,067	$3,458

PER COMMON SHARE
Earnings per share - basic	$0.24	$0.21	$0.23	$0.29	$0.37
Earnings per share - diluted	0.24	0.20	0.23	0.29	0.33
Common stock - per share dividends	0.07	0.07	0.06	0.06	0.05
Average Basic Shares Outstanding	10,600,766	10,486,056	10,464,992	10,401,992	9,300,760
Average Diluted Shares Outstanding	10,641,782	10,535,313	10,519,472	10,483,420	10,451,897

ALLOWANCE FOR LOAN LOSSES
Beginning balance	$9,061	$11,228	$11,320	$10,788	$10,910
Provision for loan losses	—	—	—	—	—
Charge-offs	(12)	(2,252)	(137)	(279)	(554)
Recoveries	164	85	45	811	432

Net charge-offs	152	(2,167)	(92)	532	(122)

Ending balance	$9,213	$9,061	$11,228	$11,320	$10,788

COMPOSITION OF RISK ASSETS
Nonperforming loans:
90 days past due	$759	$472	$82	$—	$351
Nonaccrual loans	1,718	1,740	2,814	2,889	3,070
OREO	302	302	95	95	95

Nonperforming assets	2,779	2,514	2,991	2,984	3,516

ASSET QUALITY RATIOS
Nonperforming assets to total assets	0.27%	0.25%	0.30%	0.29%	0.33%
Nonperforming loans to total loans	0.35	0.31	0.42	0.41	0.49
Allowance for loan losses to total loans held for investment	1.29	1.27	1.61	1.62	1.56
Allowance for loan losses to nonperforming loans	371.94	409.63	387.71	391.83	315.35
Annualized net charge-offs to average loans held for investment	-0.09	1.25	0.05	-0.31	0.07

FINANCIAL RATIOS
Return on average assets	1.06%	0.86%	0.94%	1.19%	1.27%
Return on average stockholders’ equity	10.46	8.88	10.18	13.42	15.86
Net interest margin (FTE)	4.25	4.13	4.11	4.11	4.12
Non-interest revenue/Total revenue	56.1	57.3	60.4	66.4	59.2
Efficiency - Consolidated	82.1	85.5	84.8	83.0	79.1
Efficiency - Bank only	59.9	60.4	59.1	58.2	53.1
Average equity to average assets	10.13	9.73	9.27	8.88	8.00

PERIOD END BALANCES (Amounts in thousands)
Total loans held for sale	$92,839	$99,718	$120,435	$166,586	$242,457
Total loans held for investment	715,088	712,671	697,541	697,376	692,410
Interest-earning assets	956,160	952,981	950,760	960,481	994,946
Assets	1,022,719	1,016,700	1,011,947	1,021,399	1,054,975
Total deposits	894,170	893,118	886,128	898,686	931,485
Other borrowings	11,150	11,175	11,200	11,225	16,250
Stockholders’ equity	99,859	97,519	95,593	93,147	90,737

AVERAGE BALANCES (Amounts in thousands)
Total loans held for sale	$70,856	$104,104	$136,660	$200,733	$316,189
Total loans held for investment	704,917	695,074	692,731	680,037	665,542
Interest-earning assets	910,929	935,059	946,575	964,872	1,033,838
Assets	970,815	990,734	1,013,932	1,032,345	1,105,933
Total deposits	848,969	869,113	882,553	908,229	865,146
Other borrowings	11,174	11,199	11,257	11,250	123,291
Stockholders’ equity	98,374	96,415	93,958	91,638	88,430

MORTGAGE PRODUCTION (Amounts in thousands)
Dollar volume of mortgage loans closed	$271,233	$349,695	$478,304	$607,189	$542,235
Percentage of refinance based on dollar volume	19.1%	20.3%	22.6%	39.2%	56.8%